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                                                                    EXHIBIT 5.1

June 19, 1995

Chiron Corporation
4560 Horton Street
Emeryville, CA 94608

    Re: Registration Statement on Form S-4 of Chiron Corporation

Ladies and Gentlemen:

  I am General Counsel to Chiron Corporation, a Delaware corporation (the "Company"), and, in that capacity, have acted as counsel to the Company in connection with the above-captioned Registration Statement filed by the Company with the Securities and Exchange Commission (the "Registration Statement") with respect to the issuance of up to 1,003,814 shares of Common Stock (the "Common Stock") of the Company in connection with the merger of Viagene, Inc. with and into a wholly-owned subsidiary of the Company (the "Merger") pursuant to an Agreement and Plan of Merger dated as of April 23, 1995 (the "Merger Agreement), as described in the Proxy Statement-Prospectus of the Company which is a part of the Registration Statement (the "Proxy Statement-Prospectus").

  I am familiar with the corporate proceedings taken by the Company in connection with the issuance of the Common Stock in the Merger. I have also reviewed the Registration Statement and the exhibits thereto and have made such other examinations of law and fact as I have considered necessary in order to form a basis for the opinion hereafter expressed.

  It is my opinion that the Common Stock being registered under the Registration Statement has been duly authorized and, when issued in the Merger in accordance with the terms of the Merger Agreement, will be validly issued, fully-paid, and non-assessable.

  I consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to the undersigned under the caption "Legal Matters" in the Proxy Statement-Prospectus.

                                          Very truly yours,

                                          /s/ William G. Green
                                          -------------------------------------
                                          William G. Green
                                          General Counsel